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                                                                     EXHIBIT 5.1



                                April 21, 1998


Xircom, Inc.
2300 Corporate Center Drive
Thousand Oaks, California 91320

               RE:     REGISTRATION STATEMENT ON FORM S-8
                       ----------------------------------

Ladies and Gentlemen:

               We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about April 21, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 900,000 shares of your Common Stock issuable under your 1992 Stock Option Plan, 200,000 shares of your Common Stock issuable under your 1994 Employee Stock Purchase Plan, 300,000 shares of your Common Stock issuable under your 1995 Stock Option Plan and 250,000 shares of your Common Stock issuable under your 1997 Patent Award Stock Option Plan. Such shares of Common Stock are referred to herein as the "Shares" and the 1992 Stock Option Plan, the 1994 Employee Stock Purchase Plan, the 1995 Stock Option Plan and the 1997 Patent Award Stock Option Plan are collectively referred to herein as the "Plans".

As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

               It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plans and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully-paid and non-assessable.

               We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.


                               Very truly yours,

                               WILSON SONSINI GOODRICH & ROSATI
                               Professional Corporation